UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2007

HANCOCK FABRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

One Fashion Way, Baldwyn, MS	38824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (662) 365-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On a Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on March 2, 2007, Hancock Fabrics, Inc. (the "Company") provided an update as to the expected timing of the filing with the SEC of its Quarterly Reports on Form 10-Q for the first three quarterly periods of the fiscal year ended February 3, 2007. The Company had previously reported that it had received a 10-Q filing extension from its bank group through February 28, 2007. On March 2, 2007, the Company reported that it expected that it would take at least an additional four to five weeks to file its Form 10-Qs. At that time, the Company requested an additional extension from its bank group.

On March 20, 2007, the Company announced that it has received a notice of default from its bank group due to the previously reported delay in filing its quarterly financial statements and due to the Company's inability to comply with a financial covenant in the bank credit facility that requires the Company to have at least $25 million of excess availability.

As a result of the default, the bank group has indicated its intention to increase the interest rate on the borrowings and fees on letters of credit to the default rates, which are two percentage points higher than normal. Currently, there are approximately $59 million of borrowings and $11.5 million of letters of credit subject to the default interest rates. In addition, the bank group asserts that it may direct the Company's depository banks to transfer all cash deposits to the bank group in order to pay down borrowings under the bank credit facility.

In light of these developments and those discussed under Item 2.05 below, the Company is exploring its strategic alternatives in its continuing effort to maximize the value of its enterprise for its stakeholders.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On March 20, 2007, the Company also announced that it has made a decision to close 104 stores, representing approximately $75 million in annualized sales. These closings are in addition to the 30 store closings announced by the Company on February 8, 2007. In connection with the closing of the 104 stores, the Company will expand its existing engagement of a national liquidation firm to assist it with the inventory liquidation sales in these stores over the next three to four months. In addition, it has selected a national real estate firm to assist it in the disposition of the leases for the closing stores. The Company is currently unable in good faith to make a determination of costs to be incurred or the future cash expenditures to be made in connection with the closing of the 104 stores.

Item 7.01 Regulation FD Disclosure.

The information furnished on Exhibits 99.1 is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.

The information presented herein under Item 7.01 shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
99.1	Press release issued by Hancock Fabrics, Inc., dated March 20, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANCOCK FABRICS, INC.
(Registrant)

By: /s/ Bruce D. Smith
Name:	Bruce D. Smith
Title:	Executive Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)

Date: March 20, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release issued by Hancock Fabrics, Inc., dated March 20, 2007